UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 11, 2005


                               Rogers Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
                ------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

              1-4347                                06-0513860
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     (Commission File Number)           (I.R.S. Employer Identification No.)

                       One Technology Drive, P.O. Box 188
                         Rogers, Connecticut 06263-0188
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               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (860) 774-9605

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers.


     On March 11, 2005, James M. Rutledge, the Vice President Finance, Chief Financial Officer and Treasurer of Rogers Corporation ("Rogers"), resigned from all of his positions as an officer and employee of Rogers, effective immediately. In connection with his resignation, Mr. Rutledge will receive a portion of the bonus to which he would have been entitled for 2005, plus a reduced salary to be paid over a period of 19 months, plus continuation of certain insurance benefits through November 3, 2006.

     The Board of Directors of Rogers has appointed Paul B. Middleton to serve as Acting Chief Financial Officer and Robert M. Soffer to serve as Treasurer. These appointments were effective upon Mr. Rutledge's resignation, and Rogers has commenced a search to find his replacement.

     Attached hereto as Exhibit 99.1 is a copy of Rogers' press release dated March 11, 2005, which is incorporated herein by reference, announcing the resignation of Mr. Rutledge and the appointment of Messrs. Middleton and Soffer.

Biographical and Other Information for Mr. Middleton and Mr. Soffer
-------------------------------------------------------------------

     The following additional information is included pursuant to the requirements of Form 8-K, Item 5.02(c).

     Paul B. Middleton, 37, has served as Corporate Controller of Rogers since December 2001 and will continue to serve in this capacity; he has previously served in the following capacities: Division Controller for Cooper Industries from November 1999 to December 2001; Internal Audit Manager of Cooper Industries from December 1997 to November 1999; and Audit Manager for KPMG Peat Marwick from April 1996 to December 1997.

     Robert M. Soffer, 57, has served as Vice President and Secretary of Rogers since December 2002 and will continue to serve in these capacities; he has previously served in the following capacities with Rogers: Clerk from December 2002 to August 2004; Vice President, Secretary, Treasurer and Clerk from June 2002 to December 2002; Vice President, Assistant Secretary, Treasurer and Clerk from April 2000 to June 2002; and Treasurer and Assistant Secretary and Clerk from February 1992 to April 2000.

     Neither Mr. Middleton nor Mr. Soffer has a written employment agreement with Rogers. Mr. Middleton and Mr. Soffer currently receive annual salary of approximately $168,000 and $175,000, respectively, and are eligible to receive discretionary annual cash incentive bonuses under the Rogers Annual Incentive Compensation Plan, and stock option grants under various equity incentive and/or stock option plans maintained by Rogers. Mr. Soffer is also eligible to receive a supplemental executive retirement benefit pursuant to the provisions of the Rogers Corporation Pension Restoration Plan. Copies of each of these plans have previously been filed as exhibits to Rogers' Annual Report on Form 10-K for 2003. In addition, Messrs. Middleton and Soffer receive certain regular and customary benefits, including health, dental, vision, life, and long-term disability insurance.

     Rogers' severance policy for regular, full-time salaried employees provides, in general, for continuation of salary payments, health insurance and certain other benefits for employees whose employment has been involuntarily terminated. The number of weeks of salary and benefits continuation is based on length of service. This policy may be amended, modified or terminated at any time by Rogers, except in the case of certain executive officers (including Mr. Soffer). These executive officers may elect the benefits of either the policy in effect in November 1991, or the severance policy, if any, which may be in existence when that executive officer's employment terminates. The right of these executive officers to make such an election may be cancelled by Rogers on three years notice. Mr. Soffer would be entitled to 78 weeks of salary and benefit continuation upon termination of employment covered by the policy in effect in November 1991.

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     The Board of Directors determined that it would be in the best interests of
Rogers to ensure that the possibility of a change in control of Rogers would not interfere with the continuing dedication of Rogers' executive officers to their duties to Rogers and its shareholders. Toward that purpose, Rogers has agreements with all current elected officers of Rogers, including Messrs. Middleton and Soffer, which provide certain severance benefits to them in the event of a termination of their employment during a 36 month period following a change in control, as defined in the agreements. The initial term of each agreement is three years and the term is automatically extended for additional one-year periods each anniversary date of the agreements, unless either party objects to such extension. If within a 36 month period following a change in control, an executive's employment is terminated by Rogers without cause, as defined in the agreements, or if such executive resigns in certain specified circumstances, the executive is generally entitled to the following severance benefits: (i) twice his annual base salary plus bonus; (ii) two years of additional pension benefits; and (iii) the continuation of health and life insurance plans and certain other benefits for up to two years. The agreements provide that severance and other benefits be reduced to an amount so that such benefits would not constitute so-called "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986.

ITEM 7.01   Regulation FD Disclosure

     The payments and benefits provided to Mr. Rutledge will not result in any material change in the financial guidance provided by Rogers in its press release dated March 3, 2005.

ITEM 9.01   Financial Statements and Exhibits

    (c) Exhibits.

    Exhibit No.  Description
    -----------  -----------
    99.1         Press Release dated March 11, 2005 (filed herewith)



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                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               ROGERS CORPORATION


                               By:     /s/  Robert D. Wachob
                                       ---------------------
                               Name:  Robert D. Wachob
                               Title: President and Chief Executive Officer


Date:  March 11, 2005


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                                  EXHIBIT INDEX


    Exhibit No.  Description
    -----------  -----------
    99.1         Press Release dated March 11, 2005 (filed herewith)



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